FIRST QUARTER OF FISCAL 2022 FINANCIAL RESULTS Exhibit 99.2

FORWARD-LOOKING STATEMENTS This presentation includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the extent and impact from the continuation of the COVID-19 pandemic, along with the responses to contain the spread of the virus, or its variants, by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, our labor force, our production or other aspects of our business; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints; the dependence on a small group of suppliers for certain components used in production; the level and magnitude of warranty and recall claims incurred; the ability of our suppliers to financially support any defects in their products; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; public perception of and the costs related to environmental, social and governance matters; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations and their potential impact on the general economy and, specifically, on our dealers and consumers; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to maintain strong brands and develop innovative products that meet consumer demands; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; competition; the impact of potential losses under repurchase agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt. These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2021. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

European $0.63 bn 16.0% NA Motorized $0.93 bn 23.4% NA Towables $2.24 bn 56.6% Other $0.16 bn 4.0% NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS ALL-TIME RECORD RV BACKLOG OF $18.07 BILLION +102.6% * * Includes 550 units of Tiffin products *** *** Includes Tiffin backlog of $781.4 million at October 31, 2021 **Includes $228.3 million of net sales from the Tiffin Group and $88.8 million of net sales from Airxcel FIRST QUARTER OF FISCAL YEAR 2022 Gross Margin 16.6% +170 bps Diluted EPS $4.34 +112% Net Sales $3.96 billion +56% **

NET SALES ñ Increased 61.0%* primarily due to an increase in unit shipments, changes in product mix and selective net selling price increases to offset known and anticipated material cost increases GROSS PROFIT MARGIN ñ Increased 240 basis points* driven by improved labor, overhead and freight costs as a percentage of net sales, partially offset by an increase in the material cost percentage BACKLOG ñ Increased approximately 138%* to $10.44 billion NORTH AMERICAN TOWABLE SEGMENT First Quarter of Fiscal 2022 *in the first quarter of fiscal 2022 compared to the prior-year period

NET SALES ñ Increased 87.3%* driven primarily by an increase in unit shipments, changes in product mix, selective net selling price increases and the addition of $201.2 million of net sales, or 40.7% of the 87.3% increase, from the Tiffin Group GROSS PROFIT MARGIN ñ Increased 130 basis points* driven primarily by a reduction in sales discounts, selective net selling price increases to cover known and anticipated material cost increases and product mix changes, partially offset by modest increases in the labor and warranty cost percentages BACKLOG ñ Increased approximately 93%* to approximately $4.28 billion including $705.0 million of additional motorized backlog from the Tiffin Group NORTH AMERICAN MOTORIZED SEGMENT First Quarter of Fiscal 2022 *in the first quarter of fiscal 2022 compared to the prior-year period

NET SALES ñ Increased 5.1%* driven primarily by changes in product mix and selective net selling price increases GROSS PROFIT MARGIN ò Decreased by 130 basis points* primarily due to additional labor and overhead costs incurred to support planned production levels, which were negatively impacted by chassis shortages in the current-year quarter BACKLOG ñ THOR’s European RV backlog increased 45%* to $3.35 billion EUROPEAN SEGMENT First Quarter of Fiscal 2022 *in the first quarter of fiscal 2022 compared to the prior-year period

ACQUISITION OF AIRXCEL TOWABLE EUROPEAN MOTORIZED OTHER NORTH AMERICAN Completed acquisition on September 1, 2021; results are included in Other, which is a non-reportable segment The addition of Airxcel, a leading supplier of functionally critical RV parts and accessories with a portfolio of highly recognized brands, is expected to: Strengthen the RV industry's supply chain Broaden THOR's product offerings to the RV aftermarket Create future organic growth opportunities FIRST QUARTER FISCAL 2022 FINANCIAL IMPACT Net sales of $88.8 million, net of intercompany sales Certain expenses related to the Airxcel acquisition that impacted our operating results included: a charge of $6.8 million related to the step-up in assigned value of acquired inventory included in cost of products sold in the current-year period $2.2 million in amortization expense related to the acquired intangible assets

APPENDIX

THOR AT-A-GLANCE COUNTRIES 25 5 COUNTRIES + MANUFACTURING OPERATIONS IN DISTRIBUTION IN (1) As of July 31, 2021 GEOGRAPHIC NET SALES (1) THOR Industries (NYSE: THO) was founded in 1980 and is headquartered in Elkhart, Indiana. THOR is the sole owner of operating subsidiaries that, combined, represent the world’s largest manufacturer of RVs United States 68.7% Germany 16.1% Other Europe 9.7% Canada 5.2% Other 0.3% ANNUAL WHOLESALE UNIT SHIPMENTS FRANCE GERMANY ITALY UNITED KINGDOM UNITED STATES 23,351,000 SQUARE FEET (1) 397 FACILITIES (1) ~3,500 INDEPENDENT DEALERSHIP LOCATIONS (1) TOWABLE EUROPEAN MOTORIZED OTHER NORTH AMERICAN

RV INDUSTRY OVERVIEW North America (1) Source: Statistical Surveys, Inc., U.S. and Canada; CYTD through September 30, 2021 and 2020 (2) Source: Recreation Vehicle Industry Association, CYTD through October 2021 (3) Source: The Conference Board, Consumer Confidence Survey®, through September 2021 (4) Note: Tiffin Group registrations are included in THOR RV market share data for the 2021 period 2021 INDUSTRY WHOLESALE UNIT SHIPMENTS BY TYPE (2) CONSUMER CONFIDENCE VS. RV RETAIL REGISTRATIONS CALENDAR YEAR-TO-DATE RV RETAIL MARKET SHARE (1)(4) THOR Forest River Winnebago Grand Design REV Group Gulfstream All Others 2021 Towable 431,754 units 2021 Motorized 42,760 units 2020 Motorized 41,187 units 2020 Towable 376,667 units 47.6% 41.0% 38.3% 41.9% 37.1% 19.0% 9.9% 1.4% 8.7% 1.9% 19.2% 6.8% 7.4% 8.1% 8.3% 39.0% 1.4% 1.3% 13.0% 20.3% 21.2% 7.2% Note: 2021 represented above includes the trailing twelve months of registrations ended September

TOWABLE RV WHOLESALE MARKET TRENDS (UNITS 000's) YTD Shipments (Units) Sept. 2021 Sept. 2020 Unit Change % Change 452,637 300,100 152,537 +50.8% YTD Shipments (Units) Sept. 2021 Sept. 2020 Unit Change % Change 410,215 271,770 138,445 +50.9% YTD Shipments (Units) Sept. 2021 Sept. 2020 Unit Change % Change 42,422 28,330 14,092 +49.7% Historical Data: Recreation Vehicle Industry Association (RVIA) (e) Calendar year 2021 and 2022 represent the most recent RVIA "most likely" estimate from their November 2021, Winter 2021 issue of Roadsigns 5-year CAGR: 2.8% 5-year CAGR: 3.6% 5-year CAGR: (2.9)% RV INDUSTRY OVERVIEW North America RV WHOLESALE MARKET TRENDS (UNITS 000's) MOTORIZED RV WHOLESALE MARKET TRENDS (UNITS 000's)

RV INDUSTRY OVERVIEW
Europe

EUROPEAN INDUSTRY UNIT REGISTRATIONS BY COUNTRY [1]

Country	Caravans			Motorcaravans			Total		
	CYTD September 30,		%	CYTD September 30,		%	CYTD September 30,		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change
Germany	21,705	24,650	(11.9)%	68,540	63,638	7.7 %	90,245	88,288	2.2 %
France	5,525	5,043	9.6 %	26,502	21,279	24.5 %	32,027	26,322	21.7 %
U.K.	14,716	11,676	26.0 %	11,864	9,848	20.5 %	26,580	21,524	23.5 %
Netherlands	7,842	6,281	24.9 %	2,851	2,234	27.6 %	10,693	8,515	25.6 %
Switzerland	1,410	1,391	1.4 %	6,380	5,546	15.0 %	7,790	6,937	12.3 %
Sweden	3,507	3,160	11.0 %	4,478	3,434	30.4 %	7,985	6,594	21.1 %
Italy	463	438	5.7 %	6,145	5,551	10.7 %	6,608	5,989	10.3 %
Belgium	1,180	1,015	16.3 %	6,316	4,680	35.0 %	7,496	5,695	31.6 %
Spain	1,678	1,446	16.0 %	5,133	4,787	7.2 %	6,811	6,233	9.3 %
All Others	8,980	7,956	12.9 %	13,322	10,828	23.0 %	22,302	18,784	18.7 %
Total	**67,006**	**63,056**	**6.3 %**	**151,531**	**131,825**	**14.9 %**	**218,537**	**194,881**	**12.1 %**

The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly, typically issued on a one-to-two month lag, continually updated and often impacted by delays in reporting by various countries

Industry wholesale shipment data for the European RV market is not available

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* [1][2]



1990 201 144
1991 192 141
1992 170 162
1993 151 182
1994 146 217
1995 138 222
1996 135 219
1997 140 220
1998 143 253
1999 152 272
2000 162 274
2001 166 251
2002 174 274
2003 182 292
2004 198 324
2005 203 320
2006 210 310
2007 208 366
2008 189 289
2009 154 206
2010 150 228
2011 156 247
2012 147 264
2013 137 304
2014 140 333
2015 152 376
2016 168 416
2017 190 471
2018 202 493
2019 211 457
2020 235 514
Europe
North America

THO LISTED NYSE

(1) Source: European Caravan Federation; CYTD through September 30, 2021 and 2020; European retail registration data available at www.CIVD.de
(2) Source: Statistical Surveys (www.statisticalsurveys.com)

THOR Go Everywhere. Stay Anywhere.™

12

CAPITAL MANAGEMENT CASH PRIORITIES Invest in THOR's business Pay THOR's dividend Reduce the Company's debt obligations Support opportunistic strategic investments, to enhance long-term shareholder value Repurchase of shares on a strategic and opportunistic basis NET CASH FROM OPERATIONS AND CAPITAL EXPENDITURES ($ millions) QUARTERLY DIVIDENDS PER SHARE

INVESTOR RELATIONS CONTACT Mark Trinske Vice President of Investor Relations mtrinske@thorindustries.com (574) 970-7912